Exhibit 99.1

Oblong Announces First Quarter 2020 Financial Results

June 30, 2020 -- (BUSINESS WIRE) Oblong, Inc. (NYSE American: OBLG) ("Oblong" or the "Company"), the award-winning maker of multi-stream collaboration solutions, today announced financial results for the first quarter ended March 31, 2020.

Financial Highlights

•	Revenue of $5.3 million for the first quarter of 2020, compared to $2.6 million for the first quarter of 2019 and $5.4 million for the fourth quarter of 2019.

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Revenue for the first quarter of 2020 and fourth quarter of 2019 include $3.3 million and $3.2 million of revenue, respectively, from the Company’s wholly-owned subsidiary Oblong Industries, Inc. On October 1, 2019, the Company closed the merger of Oblong, Inc. (formerly named Glowpoint, Inc.) and Oblong Industries, Inc. (the “Merger”). The Company’s consolidated financial results for the three months ended March 31, 2019 do not reflect Oblong Industries’ financial results since the Merger closed on October 1, 2019.

•	Gross profit margin of 55% for the first quarter of 2020, compared to 35% for the first quarter of 2019 and 53% for the fourth quarter of 2019.

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Quarterly general and administrative, research and development and sales and marketing expenses were reduced by $1.1 million (or 19%) in the first quarter of 2020 compared to the fourth quarter of 2019 (or a total of $5.7 million for the fourth quarter of 2019 as compared to a total of $4.6 million for the first quarter of 2020). Management expects to further reduce the Company’s operating expenses in the future as compared to its annualized operating expenses for the three months ended March 31, 2020.

•	Net loss of $3.1 million for the first quarter of 2020, compared to a net loss of $0.6 million for the first quarter of 2019 and a net loss of $5.6 million for the fourth quarter of 2019.

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Adjusted EBITDA (“AEBITDA”) loss of $1.5 million for the first quarter of 2020, compared to an AEBITDA loss of $0.1 million for the first quarter of 2019 and an AEBITDA loss of $2.3 million for the fourth quarter of 2019. AEBITDA loss is a non-GAAP financial measure. See “Non-GAAP Financial Information” below for additional information regarding this non-GAAP financial measure, and “GAAP to Non-GAAP Reconciliation” later in this release for a reconciliation of this non-GAAP financial measure to net loss.

“Following the merger in late 2019, we’ve taken significant steps to better align resources and product strategy with ever-increasing demand for distributed interactions and collaboration,” said Peter Holst,

Chairman & CEO of Oblong. “During the second half of 2020, our focus will be on designing and deploying new services that exponentially expand our addressable market while also investing deeply in key distribution partners who share a common vision of the distributed workforce. Our sales pipeline continues to expand, both in terms of quality and quantity, and we believe there is a significant backlog of interest in our Mezzanine solution that we will have the opportunity to pursue as the stay-at-home mandates expire,” added Holst. “In fact, our aggregate qualified pipeline has increased approximately 50% since April 15th, giving us increasing optimism for the future.”

Non-GAAP Financial Information
Adjusted EBITDA (“AEBITDA”) loss, a non-GAAP financial measure, is defined as net loss before depreciation and amortization, stock-based compensation, impairment charges, severance, merger expenses and interest and other expense, net. AEBITDA loss is not intended to replace operating loss, net loss, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles (GAAP). Rather, AEBITDA loss is an important measure used by management to assess the operating performance of the Company and to compare such performance between periods. AEBITDA loss as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies. Therefore, AEBITDA loss should be considered in conjunction with net loss and other performance measures prepared in accordance with GAAP, such as operating loss or cash flow provided by (used in) operating activities, and should not be considered in isolation or as a substitute for GAAP measures, such as net loss, operating loss or any other GAAP measure of liquidity or financial performance. A GAAP to non-GAAP reconciliation of net loss to AEBITDA loss is shown under “GAAP to Non-GAAP Reconciliation” later in this release.

About Oblong, Inc.
Oblong’s innovative and patented technologies change the way people work, create, and communicate. Oblong's flagship product Mezzanine™ is a remote meeting technology platform that offers simultaneous content sharing to achieve situational awareness for both in-room and remote collaborators. Oblong supplies Mezzanine systems to Fortune 500 enterprise customers and is a Cisco Solutions Plus integration partner. Learn more at www.oblong.com

Forward looking and cautionary statements
This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that Oblong assumes, plans, expects, believes, intends, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Oblong’s actual results may differ materially from its expectations, estimates and projections, and consequently you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to (i) the availability of sufficient capital resources to fund the Company’s operations for the next 12 months following the date of this release, including through cost reduction initiatives or additional financing sources, (ii) the Company’s potential future growth and financial performance, and (iii) the success of its products and services. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2019 and in other filings made by the Company with the SEC from time to time, including the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020. Any of these factors could cause Oblong’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update or revise any information contained herein.

Investor Relations Contact:
Brett Maas
Hayden IR, LLC
brett@haydenir.com
646-536-7331

OBLONG, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value, stated value, and shares)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash	$2,059	$4,602
Inventory	1,439	1,816
Accounts receivable, net	4,209	2,543
Prepaid expenses and other current assets	1,098	965
Total current assets	8,805	9,926
Property and equipment, net	1,091	1,316
Goodwill	7,366	7,907
Intangibles, net	11,961	12,572
Operating lease - right of use asset, net	2,602	3,117
Other assets	128	71
Total assets	$31,953	$34,909
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt, net of discount	$3,550	$2,664
Accounts payable	921	647
Accrued expenses and other current liabilities	1,262	1,752
Deferred revenue	2,673	1,901
Current portion of operating lease liabilities	1,294	1,294
Total current liabilities	9,700	8,258
Long-term liabilities:
Long-term debt, net of current portion and net of discount	1,991	2,843
Operating lease liabilities, net of current portion	1,487	2,020
Other long-term liabilities	—	3
Total long-term liabilities	3,478	4,866
Total liabilities	13,178	13,124
Total stockholders’ equity	18,775	21,785
Total liabilities and stockholders’ equity	$31,953	$34,909

OBLONG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data) (Unaudited)

	Three Months Ended
	March 31,
	2020	2019
Revenue	$5,328	$2,594
Cost of revenue (exclusive of depreciation and amortization)	5,374	1,675
Gross profit	2,954	919
Operating expenses:
Research and development	1,327	213
Sales and marketing	1,220	33
General and administrative	2,028	1,112
Impairment charges	541	—
Depreciation and amortization	815	159
Total operating expenses	5,931	1,517
Loss from operations	(2,977)	(598)
Interest and other expense, net	(154)	—
Foreign exchange gain	2	—
Interest and other expense, net	(152)	—
Net loss	(3,129)	(598)
Preferred stock dividends	4	15
Net loss attributable to common stockholders	$(3,133)	$(613)
Net loss attributable to common stockholders per share:
Basic and diluted net loss per share	$(0.60)	$(0.12)
Weighted-average number of shares of common stock:
Basic and diluted	5,204	5,104

GAAP to Non-GAAP Reconciliation:

Net loss	$(3,129)	$(598)
Depreciation and amortization	815	159
Interest and other expense, net	152	—
Impairment charges	541	—
Merger expenses	—	261
Severance	40	—
Stock-based compensation	32	29
Adjusted EBITDA loss	$(1,549)	$(149)